Exhibit 3.1
STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

OF

HEALTH RUSH, INC.
(A Stock Corporation)

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:  The name of the Corporation is

HEALTH RUSH, INC.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 203 NE Front Street, Suite 101, Milford, in the County of Kent, Delaware. The name of its registered agent at such address is Registered Office Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty-five Million (55,000,000) shares, of which Fifty Million (50,000,000) shares shall be Common Stock, par value $.001 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $.001 per share.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not limited to, determining the following:

(a) the designation of such series, the number of shares to constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding), and the stated value if different from the par value thereof;

(b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms and conditions of such voting rights and the exercise thereof which may be general or limited;

(c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

(d) whether the shares of such series shall be redeemable or callable by the Corporation, and, if so, the times, prices and other conditions upon which such shares may be redeemed or called

(e) the amount or amounts payable upon shares of such series upon, and the relative rights of priority, if any, of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

(g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h) whether the shares of such series which are redeemed, called, converted or exchanged shall have the status of authorized but unissued shares of Preferred Stock and whether such shares may be issued as shares of the same or any other series of stock;

(i) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

(j) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series or Preferred Stock or of any other class; and

(k) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and/or restrictions, thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and/or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates form which dividends thereof shall be cumulative.

Except as otherwise provided by the General Corporation Law of the State of Delaware or in this Article Fourth (or in any certificate of designation establishing a series of Preferred Stock), the holders of Common Stock shall exclusively possess all voting power. Each holder record of issued and outstanding Common Stock shall be entitled to one (1) vote on all matters for each share so held.

FIFTH: The name and address of the sole incorporator is as follows:

Name:    Address

Joshua M. Jaffe   777 Terrace Avenue (5th Floor)
Hasbrouck Heights, New Jersey 07604

SIXTH:  Unless required by law or determination by the chairman of the meeting to be advisable, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

SEVENTH: The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in this Certificate of Incorporation or any amendment hereto are granted subject to the aforementioned reservation.

EIGHT: In furtherance and not in limitation of powers conferred by statute, the Board of Directors shall have the power at any time, and from time to time, to adopt, amend and repeal any and all By-laws of the Corporation.

NINTH: 1. Indemnification

The Corporation shall indemnify to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware, or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than permitted prior thereto), each person (including the current and future heirs, beneficiaries, personal representatives and estate of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding “) and whether the basis of such Proceeding is an allegation of an action in an official capacity of such person related to the Corporation or any other capacity while such person is serving as an officer, director, employee or agent of the Corporation, against any liability (which, for purposes of this Article, shall include any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys’ fees) asserted against him or incurred by him by reason of the fact that such indemnified person (1) is or was a director, officer or employee of the Corporation, or (2) is or was an agent of the corporation as to whom the Corporation, by action of its Board of Directors, has agreed to grant such indemnity, or (3) is or was serving at the request of the Corporation, as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of any employee benefit plan), or (4) is or was serving as an agent of such other corporation, partnership, joint venture, trust or other enterprise described in clause (3) hereof as to whom the Corporation, by action of its Board of Directors, has agreed to grant such indemnity. Each director, officer, employee or agent of the Corporation to whom indemnification rights under his Section 1 of this Article have been granted shall be referred to as an “Indemnified Person.”

Notwithstanding the foregoing, except as specified in Section 3 of this Article, the Corporation shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or any part thereof) initiated by such Indemnified Person unless such authorization for such Proceeding (or any part thereof) was not denied by the Board of Directors of the Corporation prior to sixty (60) days after receipt of notice thereof from such Indemnified Person stating his intent to initiate such Proceeding and only upon such terms and conditions as the Board of Directors may deem appropriate.

2. Advance of Costs, Charges and Expenses

Costs, charges and expenses (including attorneys’ fees) incurred by an officer, director, employee or agent who is an Indemnified Person in defending a Proceeding shall be paid by the Corporation to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware, or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such future amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader rights to advance costs, charge and expenses than permitted prior thereto), in advance of the final disposition of such Proceeding, upon receipt of any undertaking by or on behalf of the Indemnified Person to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified by the Corporation as authorized in this Article and upon such other terms and conditions, in the case of an agent as to whom the Corporation has agreed to grant such indemnity, as the Board of Directors may deem appropriate. The Corporation may, upon approval of the Indemnified Person, authorize the Corporation’s counsel to represent such person in any proceeding, whether or not the Corporation is a party to such Proceeding. Such authorization may be made by the Board of Directors by majority vote, including directors who are parties to such Proceeding.

3. Procedure for Indemnification

Any indemnification or advance under this Article shall be made promptly and in any event within sixty (60) days upon the written request of the Indemnified Person (except in the case of a claim for an advancement of costs, charges or expenses, in which case the applicable period shall be twenty (20) days). The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnified Person in any court of competent jurisdiction if the Corporation denies such request under his Article, in whole or in part, or if no disposition thereof is made within sixty (60) days or twenty (20) days, as may be applicable. Such Indemnified Person’s costs and expenses incurred in connection with successfully establishing his right to indemnification or advancement of costs, charges or expenses, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standard of conduct, if any, required by the General Corporation Law of the State of Delaware, or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such future amendment or interpretation, only to the extent that such amendment or interpretation does not impose a more stringent standard of conduct than permitted prior thereto), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant or advancement for the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

4. Non-Exclusivity; Survival of Indemnification

The indemnification and advancement provided by this Article shall not be deemed exclusive of any other rights to which those Indemnified Persons may be entitled under any statute, provision of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or recommendation of counsel or otherwise, both as to actions in such person’s official capacity and as to actions in any other capacity while holding such offices or positions, and shall continue as to an Indemnified Person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, beneficiaries, personal representatives and the estate of such person. All rights to indemnification and advancement under this Article shall be deemed to be a contract between the Corporation and each Indemnified Person who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification or relevant provisions of the General Corporation Law of the State of Delaware, or any other applicable laws shall not in any way adversely affect or diminish any rights to indemnification of such Indemnified Person, or the obligations of the Corporation arising hereunder, for claims relating to matters occurring prior to such repeal or modification.

5. Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan) against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the applicable provisions of the General Corporation Law of the State of Delaware.

6. Savings Clause

If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance costs to each Indemnified Person as to costs, charges and expenses (including attorney’s fees), judgments, fines and amounts paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and as permitted by the General Corporation Law of the State of Delaware.

TENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or as it may hereinafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or amendment of this Article shall adversely affect any rights of any person pursuant to this Article TENTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

If the General Corporation Law of the State of Delaware is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

ELEVENTH: The number of directors which constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors in accordance with the Bylaws of the Corporation. The Board of Directors shall be divided as evenly as possible into three classes, designated Class I, Class II, and Class III. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire, and Class I directors shall be elected for a full term of three years. Class I directors’ term expires at the next subsequent annual meeting of shareholders. Class II directors term expires at the second subsequent annual meeting of shareholders. At the second annual meeting of stockholders following the effective date of this Certificate of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders after the effective date of this Certificate of Incorporation, the term of office of the Class III directors shall expire, and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, successors to directors whose term expired at that annual meeting shall be of the same Class as the directors they succeeded and shall be elected for three-year terms except as otherwise provided herein. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the Classes so as to maintain or attain, if possible, the equality of the number of directors in each Class, but in no case will any decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the Classes in such way that the difference in the number of directors in the Classes shall not exceed one, with any remainder positions allocated first to the Class or Classes having the fewest number of directors.

The undersigned, for purposes of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate and does certify that the facts herein stated are true, and the undersigned has accordingly hereunto set his hand this 3rd day of October, A.D. 2005.

By: /s/Joshua M. Jaffe
Name: Joshua M. Jaffe